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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/x/	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material under Rule 14a-12
InVision Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)
/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
/ /	Fee paid previously with preliminary materials:
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Preliminary Copy

7151 GATEWAY BOULEVARD
NEWARK, CA 94560
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 28, 2002

TO THE STOCKHOLDERS OF INVISION TECHNOLOGIES, INC.:

    NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of INVISION TECHNOLOGIES, INC., a Delaware corporation (the "Company"), will be held on Thursday, February 28, 2002 at 9:30 a.m. local time at the Company's headquarters, 7151 Gateway Boulevard, Newark, California 94560, for the following purposes:

  1.
  To approve an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 20,000,000 shares to 60,000,000 shares.

  2.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on January 23, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at this Special Meeting and at any adjournment or postponement thereof.

                      By Order of the Board of Directors

                      Robert L. Jones
                      Secretary

Newark, California
January 28, 2002

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

Preliminary Copy

7151 GATEWAY BOULEVARD
NEWARK, CA 94560
PROXY STATEMENT
FOR SPECIAL MEETING OF STOCKHOLDERS
February 28, 2002
INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of InVision Technologies, Inc., a Delaware corporation (the "Company"), for use at the Special Meeting of Stockholders to be held on February 28, 2002, at 9:30 a.m. local time (the "Special Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting. The Special Meeting will be held at the Company's headquarters, 7151 Gateway Boulevard, Newark, California 94560. The Company intends to mail this proxy statement and accompanying proxy card on or about January 28, 2002 to all stockholders entitled to vote at the Special Meeting.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of Common Stock at the close of business on January 23, 2002 will be entitled to notice of and to vote at the Special Meeting. At the close of business on January 23, 2002 the Company had outstanding and entitled to vote [            ] shares of Common Stock.

    Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Special Meeting.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Except for Proposal 1, broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. With respect to Proposal 1, abstentions and broker non-votes will have the same effect as negative votes.

VOTING VIA THE INTERNET OR BY TELEPHONE

    Stockholders may grant a proxy to vote their shares by means of the telephone or on the Internet. The law of Delaware, under which the Company is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspectors of election can determine that such proxy was authorized by the stockholder.

    The telephone and Internet voting procedures below are designed to authenticate stockholders' identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders'

instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

For Shares Registered in Your Name

    Stockholders of record may go to http://www.eproxyvote.com/invn to grant a proxy to vote their shares by means of the Internet. They will be required to provide the company number and control number contained on their proxy cards. The voter will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen and the voter will be prompted to submit or revise them as desired. Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling 1-877-PRX-VOTE (1-877-799-8683) and following the recorded instructions.

For Shares Registered in the Name of a Broker or Bank

    Most beneficial owners whose stock is held in street name receive instructions for granting proxies from their banks, brokers or other agents, rather than the Company's proxy card.

    A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services' web site at http://www.proxyvote.com.

General Information for All Shares Voted Via the Internet or By Telephone

    Votes submitted via the Internet or by telephone must be received by 12:00 midnight, Eastern Time on February 27, 2002. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Special Meeting.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 7151 Gateway Boulevard, Newark, California 94560, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

    The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is January 18, 2002. Pursuant to our Bylaws, stockholders who wish to bring matters or propose nominees for director at the 2002 annual meeting of stockholders must provide certain information to the Company between March 23, 2002 and April 22, 2002 unless the date of the 2002 annual meeting of stockholders is before May 22, 2002 or after July 21, 2002, in which case the dates for submission of such matters or proposals shall be not more than 90 days and not less than 60 days before the 2002 annual meeting of stockholders or, in the event public announcement of the date of the 2002 annual meeting is first made by the Company fewer than 70 days prior to the date of the 2002 annual meeting, the close of business on the 10th day following the day on which public announcement of the date of the 2002 annual meeting is first made by the Company. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL 1

APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

    The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the Company's authorized number of shares of Common Stock from 20,000,000 shares to 60,000,000 shares. As amended, the first paragraph of Article IV of the Company's Certificate of Incorporation shall read in its entirety as follows:

      "This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Sixty-Five Million (65,000,000) shares. Sixty Million (60,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Five Million (5,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001)."

    In addition to the 13,539,278 shares of Common Stock outstanding at December 31, 2001, the Board has reserved approximately [5,089,355] shares for issuance upon exercise of options and rights granted under the Company's stock option and stock purchase plans, and up to 100,000 shares of Common Stock which may be issued upon exercise of warrants. Consequently, only a small number of shares of Common Stock remain available for use for business and financial purposes.

    Although as of the date of this proxy statement the Board of Directors has no definitive plans to issue the additional shares of Common Stock, the Board of Directors desires to have the additional shares of Common Stock available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used for various purposes, including, without limitation, stock splits, raising additional equity capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies and expanding the Company's business or product lines through the acquisition of other businesses or products. In light of the Company's current increased stock price, the Board of Directors is currently considering raising additional equity capital in the public markets or otherwise; however, the Board may decide, in the best interests of the Company and due to market conditions or otherwise, not to do so. The preceding sentence does not constitute an offer of any securities for sale. The additional authorized shares would enable the Company to act quickly in response to opportunities that may arise for these types of transactions, in most cases without the necessity of obtaining further stockholder approval.

    The additional shares of Common Stock that would become available for issuance if the proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could adopt a "poison pill" which would, under certain circumstances related to an acquisition of shares not approved by the Board of Directors, give certain holders the right to acquire additional shares of Common Stock at a low price, or the Board could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that approval of this proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

    The additional Common Stock to be authorized would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment to the Company's Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

    The affirmative vote of the holders of a majority of the shares of the Common Stock outstanding will be required to approve this amendment to the Company's Amended and Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 1.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the ownership of the Company's Common Stock as of December 31, 2001 by: (i) each director; (ii) the Chief Executive Officer and four other most highly compensated executive officers whose total cash compensation exceeded $100,000 during the Company's last completed fiscal year; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
HARAX Holdings S.A.(2) 22, Rue Marie Adelaide, L-2128 Luxembourg	2,401,584	17.7%
Dimensional Fund Advisors Inc.(3) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	638,400	4.7%
Sergio Magistri(4)	447,351	3.2%
David M. Pillor(5)	263,867	1.9%
Donald Mattson(6)	26,575	*
François Mesqui(7)	93,107	*
Ross Mulholland	—	—
Stephen Blum(8)	15,000	*
Douglas P. Boyd	—	—
Morris D. Busby(9)	58,260	*
Giovanni Lanzara(10)	506,460	3.7%
Bruno Trezza(11)	505,699	3.7%
Louis A. Turpen(12)	10,000	*
All executive officers and directors as a group (11 persons)(13)	1,926,319	13.1%

*
Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 13,539,278 shares outstanding on December 31, 2001, adjusted as required by rules promulgated by the SEC.

(2)
Based on information contained in Schedule 13D filed with the SEC on October 9, 1998. Arsene Kronshagen is the controlling stockholder of HARAX and is deemed to beneficially own such shares.

(3)
Based on information contained in Schedule 13G filed with the SEC on February 2, 2001.

(4)
Includes 416,588 shares issuable pursuant to options exercisable within 60 days of December 31, 2001.

(5)
Includes 263,867 shares issuable pursuant to options exercisable within 60 days of December 31, 2001.

(6)
Includes 26,575 shares issuable pursuant to options exercisable within 60 days of December 31, 2001.

(7)
Includes 93,107 shares issuable pursuant to options exercisable within 60 days of December 31, 2001.

(8)
Includes 15,000 shares issuable pursuant to options exercisable within 60 days of December 31, 2001.

(9)
Includes 37,792 shares issuable pursuant to options exercisable within 60 days of December 31, 2001. Also includes 20,468 shares issuable to BGI, Inc. ("BGI") pursuant to the terms of a consulting agreement with BGI within 60 days of December 31, 2001. Ambassador Busby is a controlling shareholder of BGI, which received these options and shares as partial payment for services provided by BGI pursuant to its consulting agreement.

(10)
Includes 341,886 shares held by PASTEC Holdings, S.A. Giovanni Lanzara is the controlling stockholder of PASTEC. Also includes 106,652 shares issuable pursuant to options exercisable within 60 days of December 31, 2001.

(11)
Includes 385,474 shares held by HAKON Holdings, S.A. Bruno Trezza is the controlling stockholder of HAKON. Also includes 120,225 shares issuable pursuant to options exercisable within 60 days of December 31, 2001.

(12)
Includes 10,000 shares issuable pursuant to options exercisable within 60 days of December 31, 2001.

(13)
Includes 1,110,274 shares issuable pursuant to options exercisable within 60 days of December 31, 2001 or issuable within the next 60 days pursuant to other agreements. See Notes 4 to 12 above.

OTHER MATTERS

    The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                      By Order of the Board of Directors

                      Robert L. Jones
                      Secretary

January 28, 2002

Preliminary Copy

PROXY

INVISION TECHNOLOGIES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 28, 2002

    The undersigned hereby appoints Sergio Magistri and Donald Mattson, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of InVision Technologies, Inc. which the undersigned may be entitled to vote at the Special Meeting of Stockholders of InVision Technologies, Inc. to be held at InVision's headquarters, 7151 Gateway Boulevard, Newark, California 94560, on Thursday, February 28, 2002 at 9:30 am (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

VOTE BY TELEPHONE	VOTE BY INTERNET
It's fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone 1-877-PRX-VOTE (1-877-779-8683). Follow these four easy steps:	It's fast, convenient, and your vote is immediately confirmed and posted. Follow these four easy steps:
1. Read the accompanying Proxy Statement/Prospectus and Proxy Card.	1. Read the accompanying Proxy Statement/Prospectus and Proxy Card.
2. Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683). For stockholders residing outside the United States call collect on a touch-tone phone. 1-877-PRX-VOTE (1-877-779-8683).	2. Go to the Website: http://www.eproxyvote.com/invn/
3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.	3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.
4. Follow the recorded instructions.	4. Follow the instructions provided.

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.
--------------------------------------detach here--------------------------------------
MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 1.

1:    To approve an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 20,000,000 shares to 60,000,000 shares.

/ /    For / /    Against / /    Abstain

    Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

    MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT.    / /

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature:	Date:	Signature:	Date:

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PROPOSAL 1 APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 1.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
OTHER MATTERS
PROXY
INVISION TECHNOLOGIES, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 28, 2002